 Exhibit 5.1

October 21, 2015

Camden National Corporation

Two Elm Street

Camden, Maine 04843

Re: Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of 92,688 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of Camden National Corporation, a Maine corporation (the “Company”), that may be issued under the SBM Financial, Inc. Equity Incentive Plan (the “Plan”) assumed by the Company upon consummation of the merger contemplated by the Agreement and Plan of Merger, by and among the Company, SBM Financial, Inc. and Atlantic Acquisitions, LLC, a wholly-owned subsidiary of the Company, dated as of March 29, 2015.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have also relied, with your permission, on the opinion of Bernstein Shur, dated October 21, 2015 and attached hereto, with respect to matters of Maine law.

For purposes of the opinion set forth below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Shares are issued.

Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued and sold, from time-to-time, by the Company pursuant to the Plan will be, when issued and sold in accordance with the provisions of the Plan validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP

October 21, 2015

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention: Samantha M. Kirby, Esq.

Re: Registration Statement on Form S-8 Relating to Camden National Corporation and the Bank of Maine

Ladies and Gentlemen:

At your request, we have acted as special Maine counsel for Camden National Corporation, a Maine corporation (the “Company”), in connection with your preparation and filing of the Company’s Registration Statement on Form S-8, as amended (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 92,688 shares of the Company’s common stock, no par value (the “Shares”), which may be issued under the SBM Financial, Inc. Equity Incentive Plan (the “Plan”) assumed by the Company upon consummation of the merger contemplated by the Agreement and Plan of Merger, by and among the Company, SBM Financial, Inc., and Atlantic Acquisitions, LLC, a wholly-owned subsidiary of the Company, dated as of March 29, 2015 (the “Merger Agreement”).

In connection with this opinion, we have examined the Registration Statement, the Merger Agreement, the Articles of Incorporation of the Company, as amended, as currently in effect, the Amended and Restated Bylaws of the Company, as currently in effect, resolutions of the Company’s Board of Directors approving the Merger Agreement, which contemplates the filing of the Registration Statement and the issuance of the Shares, the Plan, and such other documents, corporate records, instruments, and other relevant materials as we have considered necessary and appropriate. In conducting such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements, or representations of the officers and representatives of the Company and have not independently verified the matters stated therein.

October 21, 2015

For the purposes of the opinion set forth below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s common stock will be available for issuance when the Shares are issued.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions, and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares are and will be, upon issuance, duly authorized by appropriate corporate action, and when (a) the Registration Statement has been declared effective by order of the Commission, and (b) the Shares have been issued in the manner contemplated by, and upon the terms and conditions set forth in, the Registration Statement and the Plan, the Shares will be validly issued, fully paid, and non-assessable.

The opinions expressed are limited to the matters set forth herein, and no opinions should be inferred beyond the matters expressly stated. We are members of the Bar of the State of Maine, and we have not considered, and we express no opinion herein as to, any law other than the laws of the State of Maine in effect on the date hereof.

The opinions expressed in this letter are given solely for your benefit in connection with your preparation and filing of the Registration Statement on behalf of the Company and may not be relied upon, in whole or in part, for any other purpose or by any other person or entity, without our prior written consent.

Very truly yours,

/s/ Bernstein Shur